Exhibit 23.1

Assentsure PAC UEN – 201816648N
180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTINGFIRM

We consent to the inclusion in this Registration Statement on Amendment No. 1 to Form F-1 of our report dated June 24, 2025, relating to the consolidated financial statements of Bend NovaTech Group Limited.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC
Singapore
September 2, 2025